 EXHIBIT 5.1

Suite 3000 79 Wellington St. W. Box 270, TD Centre Toronto, Ontario M5K IN2 Canada
Tel	416.865.0040
Fax	416.865.7380

www.torys.com

December 29, 2009

Hydrogenics Corporation
5985 McLaughlin Road
Mississauga, Ontario, Canada
L5R 1B8

Dear Sirs/Mesdames:

This opinion is furnished to Hydrogenics  Corporation (“Hydrogenics”), a corporation incorporated under the federal laws of Canada, in connection with the Registration Statement on Form F-3 (Registration No. 333-162998) (the “Registration Statement”) filed by Hydrogenics with the United States Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the following securities:

(a)                                  common shares (“Common Shares”);

(b)                                 preferred shares (“Preferred Shares), issuable in one or more series;

(c)                                  debt securities (the “Debt Securities”);

(d)                                 warrants to purchase Common Shares, Preferred Shares or Debt Securities (collectively, the “Warrants”);

(e)                                  subscription receipts exchangeable for Common Shares, Preferred Shares or Debt Securities (collectively, the “Subscription Receipts”);

(f)                                    share purchase contracts with respect to Common Shares or Preferred Shares (collectively the “Share Purchase Contracts”); and

(g)                                 units consisting of one or more Common Shares, Preferred Shares, Debt Securities, Warrants, Subscription Receipts, Share Purchase Contracts or combination thereof (collectively, the “Units”);

all of which may be issued from time to time on a delayed or continuous basis pursuant to Rule 415 under the Securities Act.  The Common Shares, Preferred Shares, Debt Securities, Warrants, Subscription Receipts, Share Purchase Contracts and Units are sometimes referred to individually as a “Security” and collectively as “Securities.”

As counsel, we have made such investigations and examined the originals, or duplicate, certified, conformed, telecopied or photostatic copies of such corporate records, agreements, documents and other instruments and have made such other investigations as we have considered necessary or relevant for the purposes of this opinion, including:

(a)                                  the Registration Statement;

(b)                                 the articles and by-laws of Hydrogenics;

(c)                                  a certificate of compliance dated December 29, 2009 issued in respect of Hydrogenics pursuant to the Canada Business Corporations Act (the “CBCA”);

(d)                                 a certificate of Lawrence E. Davis, Chief Financial Officer and Corporate Secretary of Hydrogenics, as to certain factual matters dated the date hereof; and

(e)                                  the form of Indenture to be entered into between Hydrogenics and a trustee to be named therein.

With respect to the accuracy of factual matters material to this opinion, we have relied upon certificates or comparable documents and representations of public officials and of officers of Hydrogenics and have not performed any independent check or verification of such factual matters.

In giving this opinion, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to authentic original documents of all documents submitted to us as duplicates, certified, conformed, telecopied or photostatic copies and the authenticity of the originals of such latter documents.  We have also assumed that the certificate of compliance referred to above will continue to be accurate as at the date of issuance of any Securities.

Our opinions set forth below are limited to the laws of the Province of Ontario and the Federal laws of Canada applicable therein, the Federal laws of the United States of America and the laws of the State of New York . All opinions expressed herein concerning the laws of the Province of Ontario and the Federal laws of Canada applicable therein are given by members of the Law Society of Upper Canada, and all opinions concerning  the Federal laws of the United States of America and the laws of the State of New York are given by members of the New York State Bar.

The opinions hereafter expressed in numbered paragraphs 3 through 7 with respect to the enforceability of the Securities are subject to the general qualifications that such rights and remedies may be subject to and affected by: (i) bankruptcy, insolvency, reorganization, arrangement, wind-up, moratorium and other similar laws of general application affecting the enforcement of creditors’ rights generally; (ii) general principles of equity, including, without limitation, those governing the availability of equitable remedies (such as injunctive relief and specific performance) which are in the discretion of a court and the concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether enforcement is considered in a proceeding in equity or law); and (iii) general rules of contract law with respect to matters such as the election of remedies, the limits of severability, mutuality of obligations, and opportunity to cure, limitations on the enforceability of indemnification, contribution or exculpation provisions under applicable securities laws or otherwise and limitations on the enforceability of provisions which are in violation of public policy.

Based upon and subject to the foregoing, we are of the opinion that:

1.                                       With respect to the Common Shares, when (a) the Board of Directors of Hydrogenics (the “Board”), has taken all necessary corporate action to approve the issuance of and established the terms of the offering of the Common Shares and related matters, and (b) issued, sold and delivered in the manner and for the consideration stated in the applicable definitive purchase, underwriting or similar agreement approved by the Board, upon payment of the consideration provided therein to Hydrogenics, or upon conversion, exchange or exercise of any other Security in accordance with the terms of such Security or the instrument governing such Security providing for such conversion, exchange or exercise as approved by the Board, for the consideration approved by the Board, each of the Common Shares will be validly issued, fully paid and nonassessable.

2.                                       With respect to a series of Preferred Shares, when (a) the Board has taken all necessary corporate action to approve the issuance of and established the terms of the offering of that series of Preferred Shares and related matters (including the approval and adoption of articles of amendment setting forth the terms and attributes of that series of Preferred Shares and assuming the delivery of those articles of amendment to the Director appointed under section 260 of the CBCA), and (b) issued, sold and delivered in the manner and for the consideration stated in the applicable definitive purchase, underwriting or similar agreement approved by the Board, upon payment of the consideration provided therein to Hydrogenics, or upon conversion, exchange or exercise of any other Security in accordance with the terms of such Security or articles of amendment or other instrument governing such Security providing for such conversion, exchange or exercise as approved by the Board, for the consideration approved by the Board, that series of Preferred Shares will be validly issued, fully paid and nonassessable.

3.                                       With respect to Debt Securities to be issued under an indenture (incorporating the form of indenture filed as Exhibit 4.2 to the Registration Statement or such other provisions as are contained in a document which will be filed as an exhibit or incorporated by reference in the Registration Statement) (the “Indenture”), when (a) the Indenture has been (i) duly authorized by the Board, (ii) duly executed and delivered by each party thereto and (iii) duly qualified under the Trust Indenture Act of 1939, as amended, (b) the Board has taken all necessary corporate action to approve the issuance of and established the terms of such Debt Securities, the terms of the offering and related matters, (c) the Debt Securities have been executed and authenticated in accordance with the terms of the Indenture, and (d) the Debt Securities have been issued, sold and delivered in the manner and for the consideration stated in the applicable definitive purchase, underwriting or similar agreement approved by the Board, upon payment of the consideration provided therein to Hydrogenics, or upon the conversion, exchange or exercise of any other Security in accordance with the terms of such Security or the instrument governing such Security providing for such conversion, exchange or exercise under the Indenture, and as approved by the Board, for the consideration approved by the Board, the Debt Securities to be issued under the Indenture will be valid and binding obligations of Hydrogenics.

4.                                       With respect to the Warrants, when (a) the Board has taken all necessary corporate action to approve the issuance of and established the terms of such Warrants, the terms of the offering of the Warrants and related matters, (b) one or more agreements (incorporating the provisions as are contained in a document which will filed as an exhibit to or incorporated by reference in the Registration Statement) have been duly executed and delivered by Hydrogenics and a warrant agent, and (c) the Warrants have been issued, sold and delivered in the manner and for the consideration stated in the applicable definitive purchase, underwriting or similar agreement as approved by the Board, for the consideration approved by the Board, the Warrants will be valid and binding obligations of Hydrogenics.

5.                                       With respect to the Subscription Receipts, when (a) the Board has taken all necessary corporate action to approve the issuance of and established the terms of such Subscription Receipts and related matters, (b) one or more agreements (incorporating the provisions as are contained in a document which will be filed as an exhibit to or incorporated by reference in the Registration Statement) have been duly executed and delivered by Hydrogenics and a subscription receipts agent, and (c) the Subscription Receipts have been issued, sold and delivered in the manner and for the consideration stated in the applicable definitive purchase, underwriting or similar agreement as approved by the Board, for the consideration approved by the Board, the Subscription Receipts will be valid and binding obligations of Hydrogenics.

6.                                       With respect to the Share Purchase Contracts, when (a) the Board has taken all necessary corporate action to approve the issuance of and established the terms of such Share Purchase Contracts, the terms of the offering of the Share Purchase Contracts and related matters, (b) one or more agreements (incorporating the provisions as are contained in a document which will be filed as an exhibit to or incorporated by reference in the Registration Statement) have been duly executed and delivered by Hydrogenics and a third party, and (c)  Share Purchase Contracts have been issued, sold and delivered in the manner and for the consideration stated in the applicable definitive purchase, underwriting or similar agreement as approved by the Board, for the consideration approved by the Board, the Share Purchase Contracts will be valid and binding obligations of Hydrogenics.

7.                                       With respect to the Units, when (a) the Board has taken all necessary corporate action to approve the issuance of and established the terms of such Units, the terms of offering of the Units and related matters, (b) one or more agreements (incorporating the provisions as are contained in a document which will be filed as an exhibit to or incorporated by reference in the Registration Statement) have been duly executed and delivered by Hydrogenics and a third party, and (c) the Units have been issued, sold and delivered in the manner and for the consideration stated in the applicable definitive purchase, underwriting or similar agreement as approved by the Board, for the consideration approved by the Board, the Units will be valid and binding obligations of Hydrogenics.

In connection with our opinions expressed above, we have assumed that, at or prior to the time of the delivery of any such Security, the Registration Statement, and any amendments thereto (including post-effective amendments) will have been declared effective, a prospectus supplement will have been prepared and filed with the SEC describing the Securities offered thereby, the authorization of the Securities applicable to such Security will not have been modified or rescinded by the Board and there will not have occurred any change in law affecting the validity or enforceability of such Security.  We have also assumed that none of the terms of any Security to be established subsequent to the date hereof nor the issuance and delivery of such

Security, nor the compliance by Hydrogenics with the terms of such Security, will violate any applicable federal, provincial or state law or will result in a violation of any provision of any instrument or agreement then binding upon Hydrogenics or any restriction imposed by any court or governmental body having jurisdiction over Hydrogenics.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Prospectus included in the Registration Statement.  In giving this consent, we do not hereby agree that we come within the category of persons whose consent is required by Section 7 of the Securities Act.

Yours truly,

/s/ Torys LLP